EXHIBIT 10.05

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                         STOCK PLEDGE AGREEMENT

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      THIS AGREEMENT made and entered into as of this 30th day of March 1997, by and between ___________________ (hereinafter referred to as "Pledgor"), and AMERICAN MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as "Pledgee"),

                          W I T N E S S E T H:

      WHEREAS, Pledgor has delivered to Pledgee a validly executed promissory note (the "Note") of even date herewith in the principal amount of $________________, maturing and bearing interest as therein provided; and,

      WHEREAS, Pledgor and Pledgee have agreed that Pledgor and Pledgee will enter into this agreement pursuant to which Pledgor pledges to Pledgee _______ shares of the common stock of American Medical Technologies, Inc. (which shares are hereinafter referred to at times as the "Pledged Securities") as collateral security for the due and punctual payment of the Note; and,

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and Ten Dollars ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      1. PLEDGE. As security for the due performance and observation by the Pledgor of its continuing obligations with respect to the terms of the Note, Pledgor hereby pledges and grants a security interest to Pledgee in the Pledged Securities (said Pledged Securities being hereinafter at times referred to as the "Collateral") and has duly endorsed in blank to the Pledgee a Stock Power covering all such shares. The Pledgee shall hold the Pledged Securities as security for the payment by the Pledgor of the Note, all in accordance with the applicable terms and provisions hereof and of the Note. The Pledgee agrees that Pledgee shall not encumber or dispose of all or any part of the Pledged Securities except in accordance with the provisions of this Pledge Agreement.

      2. REPRESENTATIONS OF PLEDGOR. The Pledgor warrants and represents that
         (i) there are no restrictions upon the transfer of any of the Pledged Securities, other than may appear on the face of the certificate(s),
         (ii) the Pledged Securities are not subject to any encumbrances or obligations, except as described or referred to herein and in the Note, and (iii) the Pledgor has the right to transfer such shares free of any encumbrance or obligation and without obtaining the consents of any other persons.

      3. DIVIDENDS. The parties hereto do not expect that the issuer of the Pledged Securities will pay any cash dividends during the term of this pledge; however, should any cash dividends or other distributions be received by Pledgor during the
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         existence of this pledge, the same shall be forthwith delivered to the
         Pledgee.

      4. VOTING RIGHTS. During the term of this Pledge Agreement and so long as the Pledgor is not in default and/or breach in the performance of any of the terms of this Pledge Agreement or of the Note, Pledgor shall have the right to vote the Pledged Securities on all corporate questions as a shareholder of the issuer and, if a need shall arise, Pledgee shall execute due and timely proxies in favor of Pledgor to this end.

      5. STOCK ADJUSTMENTS. In the event that, during the term of this Pledge, any stock dividend, reclassification, readjustment or other change is declared or made in the capital stock of the issuer of the Pledged Securities, all new, substituted and additional shares, or other securities, issued by reason of any such change, shall be held by the Pledgee under the terms of this Pledge Agreement in the manner as the shares of stock originally pledged hereunder.

      6. TERMINATION OF AGREEMENT. Upon payment in full of all principal and interest under the provisions of the Note, the Pledgee shall deliver to Pledgor all the shares of the Pledged Securities then in the Pledgee's possession, free and clear from the encumbrance created by the provisions of this Pledge Agreement and this Pledge Agreement shall then terminate.

      7. DEFAULT. An "Event of Default" hereunder means (i) failure of the Pledgor to pay the principal of, and interest on, the Note in full when and as due or (ii) a material default by Pledgor in the performance of any provisions, term or terms of this Pledge Agreement.

      8. REMEDIES.

            (a) Upon the happening of any Event of Default which continues unremedied after Notice thereof as hereinafter provided, Pledgee's rights with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code in force in the State of Texas at the date of this Pledge Agreement and under any other applicable law from time to time in effect. Pledgee's rights under this paragraph shall include, but shall not be limited to, the following: Pledgee may, upon ten (10) days notice to Pledgor, sent by Certified Mail, Return Receipt Requested, sell the Pledged Securities (to the extent required to pay in full, both principal and interest, of the Note in such manner and for such commercially reasonable price as Pledgee may determine. At any bona fide public or private sale, Pledgee shall be free to purchase all or any part of the Pledged Securities. Out of the proceeds of any sale, Pledgee may retain an amount equal to all amounts due and owing Pledgee on account of the Note, plus the amount of the expenses of the sale, including reasonable attorney's fees, and shall pay any balance of said proceeds to Pledgor.

            (b) The Pledgor shall pay all costs and expenses incurred by Pledgee in enforcing this Pledge Agreement or in realizing upon any Collateral (whether incurred in connection with collection, trial or appeal) including a reasonable attorney's fee whether suit be brought or not.

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      9. MODIFICATION AND ALTERATION. This Pledge Agreement may not be altered or amended unless in writing, signed by the parties against whom enforcement is sought.

      10. PERSONS BOUND. This Pledge Agreement shall be binding upon and shall inure to the benefit of Pledgee and Pledgor, and their respective heirs, successors and assigns.

      11. ENTIRE AGREEMENT. This Pledge Agreement (incorporating as it does by reference, the Note) represents the entire agreement between the parties with regard to the pledging and holding of the Pledged Securities as collateral for the purposes set out herein.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in counterparts as of the day and year first above written.

                              PLEDGOR:

                              BY:_________________________________________

                              PLEDGEE:

                              AMERICAN MEDICAL TECHNOLOGIES, INC.
                              A DELAWARE CORPORATION

                              BY:_________________________________________

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